SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
                        _________________________________________________________________________________
(2)	Aggregate number of securities to which transaction applies:
              _________________________________________________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calcualated and state how it was determined):
                        _________________________________________________________________________________
(4)	Proposed maximum aggregate value of transaction:
                        _________________________________________________________________________________
(5)	Total fee paid:
                        _________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
                        _________________________________________________________________________________
(2)	Form, Schedule or Registration Statement No.:
                        _________________________________________________________________________________
(3)	Filing Party:
                        _________________________________________________________________________________
(4)	Date Filed:
                        _________________________________________________________________________________

GSE SYSTEMS, INC.
6940 Columbia Gateway Drive, Suite 470
Columbia, MD  21046
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on Monday, June 12, 2023.  The Annual Meeting will begin at 11:00 a.m. local time and will take place at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement.  We urge you to read the Proxy Statement carefully.

We look forward to seeing you at the meeting.

Very truly yours,

Kathryn O’Connor Gardner
Chairman of the Board

GSE SYSTEMS, INC.
6940 Columbia Gateway Drive, Suite 470
Columbia, MD 21046

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
Monday, June 12, 2023

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of GSE Systems, Inc. (the “Company”) will be held on Monday, June 12, 2023, at 11:00 a.m. local time, at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046, and, thereafter, as it may from time to time be adjourned, for the purposes stated below:

1.
To elect two Class I directors to serve until the 2026 Annual Meeting and until their successors are elected and qualified; and to elect a Class III director to serve until the 2025 Annual Meeting and until her successor is elected and qualified;

2.	To approve a non-binding resolution regarding the compensation of the Company’s named executive officers;
3.	To ratify the appointment by the Audit Committee of the Board of Directors of FORVIS LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
4.
To approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.01, by a ratio of any whole number between 5-to-1 and 10-to-1, the implementation and timing of which shall be subject to the discretion of our Board of Directors (or a duly authorized committee thereof);

5.
To authorize the issuance of Company common stock in an amount exceeding 20% of the outstanding shares of the Company’s common stock to Lind Global Fund II, LP, pursuant to the terms and conditions of (a) the Securities Purchase Agreement dated February 23, 2022, between the Company and Lind Global Fund II, LP, (b) the Company’s Senior Convertible Promissory Note due February 23, 2024, dated February 23, 2022, in favor of Lind Global Fund II LP, and (c) the Company’s Common Stock Purchase Warrant dated February 23, 2022, issued to Lind Global Fund II, LP; and

6.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 14, 2023, as the record date for the Annual Meeting.  Owners of the Company’s common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders.  We urge you to read the Proxy Statement carefully.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Daniel W. Pugh
General Counsel and Secretary
Columbia, Maryland
May 2, 2023

GSE SYSTEMS, INC.
6940 Columbia Gateway Drive, Suite 470
Columbia, MD  21046
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Monday, June 12, 2023

GENERAL ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting (the “Annual Meeting”) of stockholders of GSE Systems, Inc. (the “Company” or “GSE Systems”) to be held on Monday, June 12, 2023, at 11:00 a.m. local time at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.  Proxies are hereby being solicited by the board of directors (“Board of Directors”).  The notice of the Annual Meeting will be mailed to stockholders on or about May 2, 2023, which will be the date electronic materials are first made available to the stockholders.

Electronic Document Delivery

Why didn’t I receive paper copies of the proxy materials in the mail?

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder.  If you received only an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of these proxy materials unless you request one.  Instead, the Notice will instruct you on how to access your proxy card and cause your shares to be voted.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.
Election of two Class I directors to serve until the 2026 annual meeting of stockholders and until their successors are elected and qualified; and election of a Class III director to serve until the 2025 Annual Meeting and until her successor is elected and qualified;

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers;

3.
A resolution ratifying the appointment by the Audit Committee of the Board of Directors of FORVIS LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

4.
A resolution to approve an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding shares of common stock, par value $0.01, by a ratio of any whole number between 5-to-1 and 10-to-1, the implementation and timing of which shall be subject to the discretion of our Board of Directors (or a duly authorized committee thereof);

5.
A resolution to authorize the issuance of Company common stock in an amount exceeding 20% of the outstanding shares of the Company’s common stock to Lind Global Fund II, LP, pursuant to the terms and conditions of (a) the Securities Purchase Agreement dated February 23, 2022, between the Company and Lind Global Fund II, LP, (b) the Company’s Senior Convertible Promissory Note due February 23, 2024, dated February 23, 2022, in favor of Lind Global Fund II LP, and (c) the Company’s Common Stock Purchase Warrant dated February 23, 2022, issued to Lind Global Fund II, LP; and

6.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class I director in Proposal 1(a), William S. Corey, Jr., and 1(b), Thomas J. Dougherty, FOR the nominee for Class III director in Proposal 1(c), Kathryn O’Connor Gardner, and FOR proposals 2, 3, 4, and 5.

What vote is required to approve each proposal?

Conduct of business at the Annual Meeting requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 14, 2023 (the “Record Date”) are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present for the conduct of business.

Proposals 1(a), 1(b), and 1(c):  Election of Directors.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  Abstentions and broker non-votes have no impact on the outcome of the election of directors as long as a quorum is present.

Proposal 2:  A Non-binding Resolution to Approve the Company’s Named Executive Officer Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal as long as a quorum is present.  This proposal is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast on this proposal.  Abstentions will have no effect on the results of this vote.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street names on this proposal.  If a broker does not exercise this authority, such broker non-votes will not affect the outcome of the voting for this proposal.

Proposal 4:  Approval of a reverse split of the Company’s issued and outstanding Common Stock.  The approval of Proposal 4 requires the affirmative vote of a majority of the outstanding shares of Common stock of the Company as of the record date.  Abstentions will be treated as votes against this proposal.

Proposal 5:  Approval of the issuance of Company Common Stock in an amount exceeding 20% of outstanding shares to Lind Global Fund II, LP.  The approval of Proposal 5 requires the affirmative vote of a majority of the votes cast as to the proposal.  Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except:  (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies

Who may vote at the Annual Meeting?

All stockholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, the Company had 23,524,126 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”)), there are four ways to vote:

Telephone Voting:  You may vote by telephone by calling the toll-free telephone number indicated on the proxy card.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote electronically over the Internet by following the instructions on the proxy card.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement.  The proxy holders will vote your shares according to your directions.  If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 11, 2023.  Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and, therefore, not be counted.

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.  You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.  If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.

How do I vote if I hold my shares in “street name?”

If you hold shares in “street name,” you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee.  If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?

If you are the stockholder of record and you do not vote in person or provide a proxy, your shares will not be voted.

If your shares are held in street name, your broker is permitted to cast a vote on your behalf on “routine” matters under applicable New York Stock Exchange rules governing brokers.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Routine matters include the ratification of the appointment of our independent registered public accountants.  Nevertheless, certain brokers may elect not to exercise their permissive authority to vote on your behalf on “routine” matters absent voting instructions from you and, in such cases, your shares will not be voted unless you provide a proxy or vote in person.

Conversely, if your shares are held in a street name, for non-routine matters your broker is not permitted to vote your shares unless they have received voting instructions from you.  The election of Directors, the non-binding resolution to approve the Company’s executive compensation, approval of a reverse stock split, and the approval of the issuance of shares of the Company’s Common Stock to Lind Global Fund II, LP are not considered to be “routine” matters, and therefore your broker may not vote your shares with respect to these proposals absent your voting instructions.

When a broker elects to exercise its permissive authority to vote on your behalf on “routine” matters without receiving your voting instructions, but cannot vote on non-routine matters because they did not receive your voting instructions, your shares will not be voted on the non-routine matters and will constitute broker non-votes with respect to those matters.

Can I change my mind after I vote?

Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the Annual Meeting be postponed?

Yes, the Board of Directors has the power to postpone the meeting in its sole discretion.  At the Annual Meeting, the chair of the meeting may adjourn the meeting from time to time.  If a quorum is not present or represented at the Annual Meeting, the chair of the meeting also has the ability to adjourn the meeting.  The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of preparing, assembling and mailing the full set of proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone.  The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

How can I obtain additional information about the Company?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), as filed with the SEC, including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but without exhibits.  A list describing the exhibits not contained in the 2022 Form 10-K will be furnished with the 2022 Form 10-K.  Please address all written requests to GSE Systems, Inc., 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, Attention: Corporate Secretary.  Exhibits to the 2022 Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company’s reasonable expenses incurred in furnishing the requested exhibits.  In addition, the 2022 Form 10-K can be found on the Company’s website by navigating to the SEC filings page at www.gses.com/about/investors/financials/, and you may also view proxy materials or request paper copies online at www.proxyvote.com using the information and instructions provided on the proxy card.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, other than with respect to the non-binding executive compensation proposal, no directors, officers, or any of their associates have a material interest, direct or indirect, different than any of our other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

Voting Securities and Principal Holders Thereof

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the “Named Executive Officers”); and (4) all executive officers, directors and nominees of the Company as a group.  The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose.  SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date.  The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.

Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)
Beneficial Owners:

NGP Energy Technology Partners II, L.P. 1700 K St. NW, Suite 750 Washington, DC 20006	1,875,778	(2)	8.0%

Needham Asset Management, LLC, Needham Investment Management L.L.C., Needham Aggressive Growth Fund, and George A. Needham 250 Park Avenue, 10th Floor New York, NY 10177-1099	1,500,000	(3)	6.4%

Board and Management

William S. Corey, Jr.	128,126	(4)	*
Thomas J. Dougherty	60,157	(5)	*
Kathryn O’Connor Gardner	141,716	(6)	*
Suresh Sundaram, Ph.D.	205,087	(7)	*

Kyle J. Loudermilk	804,233	(8)	3.4%

Bahram Meyssami, Ph.D.	207,928	(9)	*
Emmett A. Pepe	297,562	(10)	1.3%

Directors and Executive Officers as a group (8 persons)	1,941,767	(11)	8.2%

Notes
*	Less than one percent.
(A)	This table is based on information supplied by officers, directors, and principal stockholders of the Company and on any Schedules 13D or 13G and Forms 4 filed with the SEC.
Notes (continued)
(B)	Applicable percentages are based on 23,524,126 shares outstanding on April 14, 2023, adjusted where applicable for each owner as required by rules promulgated by the SEC.
(1)	Includes all time-restricted stock units vesting within 60 days of the Record Date.
(2)
Based on a Form 4 filed with the SEC on March 21, 2023, by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch.  Each of the Reporting Persons other than NGP Energy Technology Partners II, L.P., disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons’ pecuniary interest therein.

(3)
Based on a Schedule 13G filed with the SEC on February 14, 2023, by Needham Asset Management, LLC, Needham Investment Management L.L.C., Needham Aggressive Growth Fund, as series of The Needham Funds Inc., and George A. Needham.  Needham Investment Management L.L.C., is the relevant entity for which each of Needham Asset Management, LLC and George A. Needham may be considered a control person.  Each entity shares voting and dispositive power with respect to 1,500,000 shares of Common Stock.

(4)	Includes 81,566 shares of Common Stock owned directly by Mr. Corey and 46,560 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Corey.
(5)	Includes 13,597 shares of Common Stock owned directly by Mr. Dougherty and 46,560 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Dougherty.
(6)	Includes 95,156 shares of Common Stock owned directly by Ms. Gardner and 46,560 shares of Common Stock issuable upon vesting of time-restricted stock units held by Ms. Gardner.
(7)	Includes 158,527 shares of Common Stock owned directly by Dr. Sundaram and 46,560 shares of Common Stock issuable upon vesting of time-restricted stock units held by Dr. Sundaram.
(8)	Includes 804,233 shares of Common Stock owned directly by Mr. Loudermilk
(9)	Includes 207,928 shares of Common Stock owned directly by Dr. Meyssami.
(10)	Includes 297,562 shares of Common Stock owned directly by Mr. Pepe.
(11)
Includes 1,755,527 shares of Common Stock owned directly by the directors and executive officers and 186,240 shares of Common Stock issuable upon vesting of time-restricted stock units held by the independent directors.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Independent Directors

Name		Age	Title(s)
William S. Corey, Jr.	(1), (2)	63	Director, Chair of the Audit Committee
Thomas J. Dougherty	(1), (2)	64	Director
Kathryn O’Connor Gardner	(1), (2)	47	Director, Chair of the Nominating & Governance Committee
Suresh Sundaram	(1)	57	Director, Chair of the Compensation Committee

(1) Member of Audit Committee, Compensation Committee, and Nominating & Governance Committee
(2) Candidate for re-election to the Board of Directors as an Independent Director

Directors who are also Executive Officers

Name	Age	Titles
Kyle J. Loudermilk	55	Chief Executive Officer, President, Director

Executive Officers

Name	Age	Title(s)
Bahram Meyssami, Ph.D.	61	Chief Technology Officer
Emmett A. Pepe	58	Chief Financial Officer, Treasurer
Daniel W. Pugh	56	Chief Legal and Risk Officer, Secretary

Background of Directors and Executive Officers and Qualifications of Directors

Biographical information with respect to the directors and executive officers of GSE Systems is set forth below.  There are no familial relationships between any directors or executive officers.

Independent Directors

William S. Corey, Jr. – Mr. Corey has served as an independent director of GSE Systems since August 2020 and is Chair of the Company’s Audit Committee.  He brings extensive experience in public accounting including auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation.  Mr. Corey served as an Audit, Senior Relationship and National Pursuit Team Partner for PricewaterhouseCoopers LLP (“PwC”) from 2002 to 2020.  He led the audit practice and served as office managing partner for PwC’s Baltimore office for over 11 years.  Mr. Corey also is a member of the boards of directors of Stewart Information Services, Inc. (NYSE:STC), where he serves on the Audit and Compensation Committees, and of Fundbox, Ltd., where he serves as Chair of the Audit Committee and is a member of both the Compensation and Nominating and Corporate Governance Committees.  He also serves on the LP Advisory Committee for Squadra Ventures, and the Board of Advisors for StepStone VC Global Partners, L.P., and StepStone VC Diversity, L.P., all Venture Capital Funds located in the Baltimore, Maryland area.  Mr. Corey is currently on the Board of Directors of the Port Discovery Children’s Museum and on the Board of Advisors of the James Madison University College of Business.

Mr. Corey is a certified public accountant licensed in Maryland, has over 37 years of experience in public accounting with extensive experience in auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation.  Prior to his PwC roles, he served as an audit partner at Arthur Andersen LLP from 1995 to 2002 and served in other roles in its Audit Practice from 1982 to 1995.  Mr. Corey graduated with honors from James Madison University with a B.B.A. in accounting and finance and a minor in economics in 1982.

For more than 37 years, Mr. Corey has audited public and large private companies and has advised Boards of Directors and Audit Committees on financial reporting, internal controls, internal and external investigations, disaster recovery, regulatory reviews, and cyber-attacks.  Additionally, he is highly qualified as a “Financial Expert” for all public company Audit Committee and Audit Committee chair requirements.  Having traveled extensively for clients around the world, Mr. Corey possesses a global perspective and has a proven ability to work collaboratively with management and board members.  Mr. Corey’s financial insights and his expertise in risk and audit matters brings added depth and strength as a member of the Board, as Chair of the Audit Committee, and as a member of the Compensation and Nominating and Governance Committees.

Thomas J. Dougherty – Mr. Dougherty has served as an independent director of GSE Systems since February 2022.  He brings more than 40 years of experience in the nuclear industry to his service on the Company’s Board of Directors.  Mr. Dougherty currently serves as chair or subcommittee lead on the Nuclear Safety Review Boards for Southern Company, Energy Northwest, and Constellation Energy.  These boards are comprised of independent experts who periodically review overall performance at U.S. nuclear power plants, including compliance with the design and licensing bases.

Mr. Dougherty retired in 2019 as the Senior Vice President of Mid-Atlantic Operations for the Exelon Corporation, the largest producer of nuclear-generated electricity in the U.S.  In that role, Mr. Dougherty was responsible for the operation and maintenance of Exelon’s six nuclear plants in Pennsylvania and New Jersey, with a combined generation portfolio of 6,300 Megawatts and an annual revenue stream in excess of $1.5 billion.  During his tenure in that role, he was the executive sponsor for Exelon Nuclear’s Talent and Leadership Development Business Imperative, including diversity and inclusion initiatives.  Mr. Dougherty also spearheaded the fleetwide Nuclear Fuel Reliability initiative.  Mr. Dougherty’s career with Exelon began in 1986 following six years in the U.S. Navy Nuclear Submarine program.  During his career, he served in numerous leadership roles, including Site Vice President at the Peach Bottom Atomic Power Station and at the Limerick Generating Station, as well as the Plant Manager at Three Mile Island Unit 1 during a $200 million Steam Generator replacement project.  During his career with Exelon, Mr. Dougherty was influential in industry programs, including mentoring the Reactor Technology for Industry Executives course conducted at the Massachusetts Institute of Technology, and mentoring leadership courses at the Institute of Nuclear Power Operations (INPO).

Mr. Dougherty graduated from Widener University with a B.S. degree in Engineering.  He held a Senior Reactor Operator’s (SRO) license from the U.S. Nuclear Regulatory Commission, and an SRO simulator instructor certification.  He also graduated from the Senior Nuclear Plant Management Course conducted by INPO’s National Academy for Nuclear Training.

Mr. Dougherty’s extensive experience working in the nuclear power industry, including managing major projects (>$100M) throughout his career, enables him to make valuable contributions and provide strategic insight to GSE’s executive leadership team and as a member of Company’s Board of Directors and Audit, Compensation, and Nominating and Governance Committees.

Kathryn O’Connor Gardner – Ms. Gardner is an experienced distressed debt investor.  In 2020, she helped launch Livello Capital, a fund focusing on deep value, event-driven situations.  Previously, Ms. Gardner was a Senior Vice President and Corporate Credit Research Analyst within AllianceBernstein’s high-yield research group, focusing on the energy sector.  In this role, she oversaw all energy-related investments for traditional high yield portfolios with roughly $35 billion in assets under management.  She was also an Investment Committee Member for the Energy Opportunity Funds at AllianceBernstein.  Prior to joining AllianceBernstein in 2016, Ms. Gardner was a Managing Director on the sell-side at Deutsche Bank where she covered industries including energy, automotive, and aerospace & defense.  Ms. Gardner’s Wall Street experience spans more than 20 years, and she also has experience serving as an advisor for startups on strategy, financial analysis and capital market transactions.

Ms. Gardner is a Founding Board Member of the Haas Center for Gender, Equity & Leadership, which seeks to build the economic case for supporting workplace diversity, and is a member of the Haas Dean’s Advisory Board, which brings together the school’s next generation of leaders.  Finally, she sits on the board of the CSNK2A1 Foundation, which is focused on finding a cure for an ultra-rare genetic disorder called Okur-Chung Neurodevelopmental Syndrome.  Ms. Gardner holds a B.S. in economics and a B.A. in business administration (Walter A. Haas School of Business) from the University of California, Berkeley.  Her valuable experience in the finance industry enables her to provide broad financial and investor expertise as Chairman of the Board, as Chair of the Nominating and Governance Committee, as a member of the Compensation Committee, and on the Audit Committee where she also serves as a financial expert.

Suresh Sundaram, Ph.D. – Dr. Sundaram has served as a director of the Company since September 2016.  Dr. Sundaram has more than 30 years of experience in general management, product management, sales, and marketing, focused on high-tech.  He is currently the GM and Vice President of Operations of the Construction Enterprise Solutions sector at Trimble, Inc.  Prior to Trimble, Dr. Sundaram was Chief Product and Marketing Officer at CiBO Technologies, a Cambridge, Massachusetts, based startup bringing simulation and data science technology to the agriculture industry.  Prior to CiBO, he was the Senior Vice President – Products and Marketing at Exa Corporation, and before that, held a variety of leadership roles during a 20+-year career at Aspen Technology, a publicly-traded process software company, where his last role was Senior Vice President of Products and Market Strategy.  Dr. Sundaram earned his Master of Science and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay.

Dr. Sundaram brings a wide range of applicable experience and knowledge to his role as a member of the Board, particularly with respect to providing strategic guidance on product development and marketing, business turnaround, scaling companies, mergers and acquisitions, and as a member of the Audit, Compensation, and Nominating and Governance Committees of the Board.  He also contributes his expertise in executive and board compensation and leadership as Chair of the Company’s Compensation Committee.

Directors who are also Executive Officers

Kyle J. Loudermilk – Mr. Loudermilk joined the Company in August 2015 as the CEO and President and also serves as a member of the Board of Directors.  He is a technology executive whose 27-year career has focused on growing technology companies through organic growth, geographic expansion and acquisitions, creating significant stockholder value along the way.

Mr. Loudermilk was the VP of Operations – Technology from 2013 to 2015 and VP of Corporate Development from 2005 to 2009 at MicroStrategy, a company focused on business intelligence, big data, and mobile identity solutions.  From 2009 to 2012 he was the VP of Product Management at Datatel, now known as Ellucian, a firm focused on higher education solutions, growing the company significantly through new product introduction during his tenure.  Mr. Loudermilk held management roles including VP of the Design and Simulation Business Unit and VP of R&D/Operations at Aspen Technology.  He began his career as a Process Engineer for Mobil Oil Corporation.  He earned his B.S. and M.S. from Columbia University in chemical engineering, and is an alumnus of Harvard Business School having completed The General Manager Program.

Mr. Loudermilk’s extensive experience in leading and providing strategic guidance to technology driven organizations enables him to contribute valuable perspective and first-hand knowledge as a Board member.

Executive Officers

Bahram Meyssami, Ph.D. – Dr. Meyssami joined the Company as its Chief Technology Officer in December 2015.  He has over 30 years of experience in complex enterprise-level software development and delivery for engineering, education, and analytics.  From February 2012 until he joined the Company, Dr. Meyssami was the Senior Director of Data Analysis in the Office of Analytics at the University of Maryland Global Campus.  He served as Director of Software Development, Technology at Ellucian, Inc. (formerly Datatel, Inc.) from March 2010 to January 2012.  Before that he was Vice President, Technology for Three Stage Media, Inc. (formerly BDMetrics) from July 2005 to February 2010.  Dr. Meyssami has held multiple technology leadership roles in several organizations developing state-of-the-art software technology and growing effective technology teams focused on delivery of customer-aligned value.  He holds a B.S., a M.S., and a Ph.D. in chemical engineering from the University of Maryland College Park.

Emmett A. Pepe – Mr. Pepe has served as the Company’s Chief Financial Officer and Treasurer since July 2016.  From 2012 to 2016, Mr. Pepe had served as Senior Vice President – Finance and worldwide Controller of MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile, and security software company, overseeing that company’s financial activities including accounting, financial reporting, tax, and treasury.  From 2007 to 2012, Mr. Pepe served as Vice President – Accounting and Corporate Controller at BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers.  While at BroadSoft, Mr. Pepe was responsible for overall global accounting, SEC reporting, tax, treasury, human resources, and facilities, and was part of the executive management team that took BroadSoft public in 2010.  Mr. Pepe also has held a number of senior financial leadership positions with various other companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company, and MCI Communications Corporation.  Mr. Pepe has a B.S. degree in Accounting from Penn State University and is a Certified Public Accountant.

Daniel W. Pugh – Mr. Pugh joined the Company in February 2016 and serves as its Chief Legal and Risk Officer and Corporate Secretary.  He is a business attorney with more than 30 years of experience working with technology-enabled software and service companies.  Mr. Pugh’s core areas of expertise include operations, transactions, risk management, governance, technology development and commercialization, intellectual property protection, and corporate practices improvement.  From October 2010 through January 2016, Mr. Pugh served as General Counsel of ANCILE Solutions, Inc. (now known as uPerform), a leading workforce performance improvement enterprise software company, where he was responsible for all legal and corporate matters and operational risk management.  Prior to that he served as General Counsel of Synthetic Genomics, Inc., a biotechnology and biofuels research and development company, and as Counsel to other public and private businesses.  His degrees include a S.B. from the Massachusetts Institute of Technology, a J.D. from the University of Maryland Carey School of Law, where he served as Executive Editor of the Maryland Law Review, and a M.B.A. from the University of Maryland Smith School of Business.  Mr. Pugh is a Certified Financial Risk Manager (FRM) and also holds a certificate in the management of Sustainability and Climate Risk (SCR).

CORPORATE GOVERNANCE

The Board of Directors

The Board oversees the business affairs of the Company, while Management carries out the daily processes, controls, and execution of the Company’s long-term strategy.  Among the Board’s most significant responsibilities are the oversight of the Company’s long-term strategy, the selection and support of the CEO of the Company, and the annual election of the Company’s executive officers.  The Board is responsible for establishing broad corporate policies and for the Company’s overall performance.  The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term value for Company stockholders.  As a result, the Board maintains an active oversight role in formulating, planning, and implementing the Company’s long-term strategy and has sought to align compensation incentives with that vision.  Members of the Board are kept informed of the Company’s business and progress in relation to this long-term strategy by regular communications with the CEO, various reports and documents sent to them, and by way of operating and financial reports made at Board and Committee meetings.  The Board regularly considers the progress of and challenges to the Company’s strategy and related risks throughout the year.  At each regularly-scheduled Board meeting, the Chairman leads an executive session with the non-employee members of the Board to discuss executive officer performance, the Company’s long-term plans, and strategic and other significant business developments since the last meeting.

In terms of the structure of the Board, the Company’s Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.  At the 2022 Annual Meeting, as previously disclosed in the Company’s Form 8-K filed June 17, 2022, Kyle J. Loudermilk was elected as a Class III director and Kathryn O’Connor Gardner failed to achieve the required vote to be elected as a director.  Ms. Gardner tendered her resignation to the Board as required by the Bylaws, but the Board rejected Ms. Gardner’s resignation for the reasons described in the Company’s Form 8-K filed June 17, 2022.  As a result, Ms. Gardner continues to serve as a “holdover” Class III director.

At the 2023 Annual Meeting, Stockholders will elect two Class I directors.  William S. Corey, Jr. and Thomas J. Dougherty have been properly nominated for election to a three-year term at the Annual Meeting.  Stockholders also will elect one Class III director pursuant to the Company’s Bylaws.  Kathryn O’Connor Gardner has been properly nominated for election as a Class III director.  The Company’s current Class II director (Suresh Sundaram) will serve until the 2024 annual meeting and his successor is duly elected and qualified, and the Company’s other current Class III director (Kyle J. Loudermilk) will serve until the 2025 annual meeting and his successor is duly elected and qualified.  The Board believes that the Company continues to be best served by a staggered or classified board as it promotes continuity as the Company pursues its business strategy.  Nevertheless, the Board is aware of the concerns related to a staggered Board and, in recent years, has promoted Board refreshment and revitalization.  Thomas J. Dougherty was appointed to the Board in February 2022, and the Nominating and Governance Committee of the Board continues to consider opportunities to add new Board members with diverse viewpoints and appropriate expertise.

Independence

The Board has adopted specific director independence criteria, consistent with the Nasdaq listing standards, to assist it in making determinations regarding the independence of its members.  The Board considers the independence of its members at least annually.  No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member, or partner of an organization that has a material relationship with the Company.  The Board has determined that no director other than Mr. Loudermilk has a direct or indirect material relationship with the Company, nor does any other director have a direct or indirect material interest in any transaction involving the Company.  Every current director other than Mr. Loudermilk satisfies the Company’s independence criteria.  The Board has further determined that all of the members of the Audit Committee (Messrs. Corey, Dougherty, and Sundaram and Ms. Gardner) meet the applicable heightened standards for Audit Committee independence.

Board Leadership Structure

Ms. Gardner currently serves as Chairman of the Board of Directors, having been elected to that role in June 2021 following the retirement of Mr. J. Barnie Beasley.  Mr. Loudermilk currently serves as Chief Executive Officer and President of the Company.  The Company believes it is the Chairman’s responsibility to lead the Board of Directors and the Chief Executive Officer’s responsibility to lead the day-to-day operations of the Company.  As directors continue to have more oversight responsibility than ever before, the Company believes it is beneficial to have a Chairman whose focus and responsibility is to lead the Board, which allows the Chief Executive Officer to focus on running the Company.  This separation of responsibilities ensures that there is no duplication of effort between the Chairman and the Chief Executive Officer.  The Company believes this separation of leadership provides strong leadership for its Board, while also positioning its Chief Executive Officer as the leader of the Company in the eyes of customers, employees, and stockholders.

Board’s Role in Oversight

While the Board oversees risk management, Company management is charged with managing risk.  The Board and the Audit Committee monitor and evaluate the effectiveness of the Company’s internal controls at least annually.  Management communicates with the Board, committees, and individual directors on the significant risks identified and how they are being managed.  Directors are free to, and indeed often do, communicate directly with senior management.  The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, and accounting matters.  Further, the Audit Committee oversees the audit function and the Company’s ethics programs.  The Audit Committee members meet separately with representatives of the Company’s independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs.  The Nominating and Governance Committee selects and recommends to the full Board nominees for election as directors.  The Nominating and Governance Committee also bears responsibility for overseeing corporate governance matters.

Board of Director Attendance

The Board held nine meetings during the fiscal year ended December 31, 2022.  During the 2022 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he or she served (during the periods that he or she served on those committees).  The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders, and all directors attended the Annual Meeting in 2022.

Committees of the Board of Directors

The Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  As a Nasdaq Capital Market listed company, we are subject to the Nasdaq listing standards.  The Company is required under the Nasdaq listing standards to have a majority of independent directors and all of the members of the Audit Committee are required to comply with additional, heightened independence standards applicable to a director’s service on such committee.

Audit Committee – The Audit Committee consists of Ms. Gardner, Dr. Sundaram, Mr. Dougherty, and Mr. Corey (Chair), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the Nasdaq listing standards.  In addition, the Board has determined that Mr. Corey and Ms. Gardner are “Audit Committee Financial Experts” as defined by applicable SEC and Nasdaq rules.  The Audit Committee operates under a written charter adopted by the Board.  Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee appoints and engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and reviews the adequacy of the Company’s internal accounting controls.  The Audit Committee met nine times during fiscal year 2022.  See “Audit Committee Report” below.  The Audit Committee Charter is available on our website at www.gses.com/about/investors/corporate-governance/.

Compensation Committee – The Compensation Committee consists of Dr. Sundaram (Chair), Mr. Corey, Mr. Dougherty, and Ms. Gardner.  Dr. Sundaram, Mr. Corey, Mr. Dougherty, and Ms. Gardner are all “independent” directors as that term is defined by applicable Nasdaq listing standards.  The Compensation Committee is responsible for recommending to the full Board the compensation for the Company’s executive officers, including the granting of awards under the Company’s 1995 Long-Term Incentive Plan, as amended (the “Long-Term Incentive Plan” or the “Plan”).  The Compensation Committee met six times during fiscal year 2022, and members of the Compensation Committee provided further advice and recommendations to the Board as a whole on Compensation Committee matters at Board meetings.  The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com/about/investors/corporate-governance/.

Nominating and Governance Committee – The Nominating and Governance Committee consists of Ms. Gardner (Chair), Mr. Corey, Mr. Dougherty, and Dr. Sundaram.  All four members are “independent” directors as that term is defined by applicable Nasdaq listing standards.  The Nominating and Governance Committee selects and recommends to the full Board nominees for election as directors and oversees the Company’s corporate governance generally.  The Nominating and Governance Committee met six times during fiscal year 2022, and members of the Nominating and Governance Committee provided further advice and recommendations to the Board as a whole on Committee matters at Board meetings.  The Nominating and Governance Committee operates pursuant to a written Charter which is available on our website at www.gses.com/about/investors/corporate-governance/.

Enhancements to Corporate Governance

Led by the Nominating and Governance Committee, the Board of Directors is committed to best practices in corporate governance.  The Board believes that good governance enhances stockholder value and goes beyond simply complying with the basic requirements of state law and Nasdaq and SEC rules and regulations.  Good governance means taking thoughtful approach to promote integrity, accountability, transparency, and the highest ethical standards.  The Board and its Nominating and Governance Committee are committed to having an engaged and independent Board that upholds the strictest ethical standards.  During 2022, the Board continued its efforts to analyze existing practices, evaluate best practices, and make improvements through adoption of revised policies and practices to ensure effective governance.  The Board anticipates that these efforts will continue to include the following:

Development and Maintenance of a Board Skills Matrix – When evaluating each director nominee and the potential needs and composition of the Board as a whole, the Nominating and Governance Committee looks for individuals with the potential to make significant contributions that will enhance the Board’s ability to continue to serve the long-term interests of the Company and its stockholders.  The Board also self-assesses its own strengths and weaknesses to identify skills that individuals may add to the Board.  To that end, the Nominating and Governance Committee has undertaken an effort to identify critical attributes, experiences, qualifications, and skills required of members of the Board to deliver long-term value to the stockholders of the Company.  From that list, the Board develops a matrix to ensure each of the identified critical attributes, experiences, qualifications, and skills are adequately represented among the Company’s directors.  The Nominating and Governance Committee and the Board will regularly review this skills matrix to confirm that it appropriately supports the Company’s long-term strategy.

Board Tenure; Mixture of Attributes and Experiences – As a key component of ensuring that the Board reflects an appropriate mix of attributes, experiences, qualifications, and skills, the Nominating and Governance Committee regularly reviews director diversity, tenure, and succession.  In recent years, the Board has experienced significant refreshment as a result of this process, adding new directors during four of the past five years.  The Committee believes that in future years the Company will benefit from the deep Company knowledge and continuity of longer-tenured directors complemented by the fresh perspectives of newer directors.  In future years, relying in part on its developing skills matrix, the Company intends to pursue diversity in all forms to enhance the long-term value of the Company for its stockholders.

Board Diversity – The Company considers diversity of gender identity and demographic background to be an important strength of its Board of Directors.  Based upon the voluntary disclosures of its Board members, the Company’s Board of Directors meets or exceeds all applicable Nasdaq Board diversity requirements.  The Company is a smaller reporting company, and the Company’s Board is a “Smaller Board” pursuant to Nasdaq Rule 5605(f).  Specifically, between January 1 and February 27, 2022, the Company’s Board of Directors had four members, and from February 28, 2022, through the date of this Proxy Statement the Company’s Board had five directors.

As the following Board Diversity Matrix below indicates, the Company’s Board of Directors includes two (of five) diverse directors, representing 40% of the overall Board.

Board Diversity Matrix (as of May 2, 2023)
Total Number of Directors	Five (5)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Self-Evaluation – Beginning in 2019 and continuing in 2020, the Nominating and Governance Committee led an enhanced annual performance evaluation of the Board.  Board members completed questionnaires that collected information about the overall effectiveness of the Board and each Board committee together with specific commentary on strengths and weaknesses of these groups.  The evaluations were compiled and analyzed both quantitatively and qualitatively, and then discussed in detail within each Board committee and among the full Board.  Next, each director was asked to complete a questionnaire assessing the effectiveness of the individual Board members; following compilation and analysis, the Board chairman discussed these results individually with each director as a tool for self-analysis and improvement.  During 2021 and 2022, however, the Board decreased in size and the Nominating and Governance Committee determined that the formal survey process would not be sufficiently instructive or valuable; thus, the committee opted for a self-assessment meeting during which all directors would engage in a frank discussion of the Board’s strengths and opportunities for improvement.  This meeting occurred in the late spring or early summer of 2021 and 2022.  For 2023, the Nominating and Governance Committee plans to resume its survey-based self-evaluation process.  The Board considers thoughtful self-evaluation to be an integral part of its commitment to continuous improvement.

Whistleblower Policies and Ombudsman – The Board’s enhanced internal reporting and whistleblower mechanisms operated fully during 2022 and continue to operate during 2023, providing alternative outlets for complaints within the Company.  The Board has taken these steps to ensure that employee concerns and complaints reach the Board, and the Board (via the Audit Committee) receives reports from the Company Ethics and Compliance Officer on a quarterly basis.

Communications with the Board of Directors

The Board desires to foster open communications with its stockholders regarding issues of a legitimate business purpose affecting the Company.  Under the Board’s supervision, the Company makes a concerted effort to engage with stockholders to ensure that the Board considers their views and address their interests.  In addition to meeting with stockholders to discuss performance, strategy, and operations, the Company also engages with its stockholders to solicit their views on matters of corporate governance and other topics.  In addition to communicating with stockholders during our proxy season, Mr. Loudermilk, Mr. Pepe, and Ms. Gardner engage with many of our major stockholders to promote a constructive dialogue.

To this end, the Board has adopted policies and procedures to facilitate written communications by stockholders to the Board.  Persons wishing to write to our Board, a specific director, a committee of the Board, the Chairman of the Board of Directors, or the non-management directors as a group, should send correspondence to the Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.  Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.  Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chair of the Audit Committee.

Stockholder Proposals

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, a stockholder proposal must be submitted in writing by January 2, 2024, to the Company’s principal executives offices c/o Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Company’s Third Amended and Restated Bylaws (as amended, the “Bylaws”) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement.  Such proposals, including the information required by the Bylaws, must be received at the Company’s principal executive offices c/o Corporate Secretary, 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, no earlier than February 12, 2024, and no later than March 13, 2024.  If the date of the 2024 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2023 Annual Meeting, stockholders must give notice on or before the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder’s notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by the Bylaws, which have been publicly filed with the SEC.

If a stockholder fails to give notice of a stockholder proposal as required by the Bylaws or other applicable requirements (including those attendant to the Exchange Act), then the proposal will not be included in the proxy statement for our 2024 annual meeting of stockholders and the proposal will not be presented to the stockholders for a vote at the 2024 annual meeting of stockholders.

Copies of the Company’s Bylaws are available to stockholders without charge upon request to the Corporate Secretary at the Company’s address set forth above.

Stockholder Nominations of Directors

The Nominating and Governance Committee will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with the Bylaws.  Written notice of all stockholder director nominees proposed for election at the 2024 Annual Meeting must be received at the Company’s principal executive offices c/o Corporate Secretary, 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, no earlier than February 12, 2024, and no later than March 13, 2024.  If the date of the 2024 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2023 Annual Meeting, stockholders must give notice of all stockholder director nominees on or before the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder’s nomination of a director must set forth the information required by the Bylaws, which have been publicly filed with the SEC, including:

•	the name and address of the nominating stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

•
the class and number of shares of the Company that are owned by the nominating stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the nominating stockholder’s notice, and a representation that the nominating stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding with respect to such nomination between or among the nominating stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the nominating stockholder’s notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•
a representation whether the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  The foregoing is qualified in its entirety by reference to Section 2.7 of the Bylaws, which have been publicly filed with the SEC.

The Nominating and Governance Committee will apply the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to the Company of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board and those critical attributes, experiences, qualifications, and skills identified on the Company’s skills matrix.  Although the Nominating and Governance Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating and Governance Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service).  Each director nominee is evaluated in the context of the Board’s qualifications, as a whole, with the objective of establishing a Board that can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships and Related Party Transactions

It is the Company’s policy that any transactions with related parties are to be reviewed and approved by the Company’s Audit Committee, with the exception of officer compensation, which is approved by the Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for the directors, Principal Executive Officers, and Senior Financial Officers of the Company and its subsidiaries, and a Conduct of Business Policy for directors, officers, and employees of the Company and its subsidiaries.  It is the Company’s intention to disclose any amendments to or waivers of such Code of Ethics or Conduct of Business Policy on the Company’s website at www.gses.com/about/investors/ corporate-governance/.  The Company’s Code of Ethics and Conduct of Business Policy is available on the Company’s website at www.gses.com/about/investors/corporate-governance/.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC.  These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, the Company believes that all except one of such forms were filed in a timely manner in 2022.  Due to a misunderstanding of a filing rule, a transaction that should have been reported on Form 4 within two days after September 30, 2022, was instead reported on a Form 4 filed January 4, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2022, with management and with FORVIS LLP, the Company’s independent registered public accounting firm for 2022, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the firm’s judgment as to the quality and acceptability of the Company’s accounting principles and consolidated financial statements for the year ended December 31, 2022;

•
discussed with FORVIS LLP the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board (“PCAOB”) Statement on Auditing Standards No. 1301, Communications with Audit Committees;

•
received the written disclosures and the letter or letters from FORVIS LLP required by the applicable requirements of the PCAOB regarding FORVIS LLP’s communications with the Audit Committee concerning independence, including Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with FORVIS LLP its independence from the Company and its management;

•
discussed with FORVIS LLP the overall scope and plans of their audit, and met with FORVIS LLP with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting; and

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

By the members of the Audit Committee:

William S. Corey, Jr., Chair
Thomas J. Dougherty
Kathryn O’Connor Gardner
Suresh Sundaram

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm.  These services may include audit services, audit-related services, tax services, and other services.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm.  Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service.  The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chair for audit and permitted non-audit services.  Any service pre-approved by the Audit Committee or its Chair must be reported to the Audit Committee at the next scheduled quarterly meeting.  In addition, the pre-approval procedures require that all proposed engagements of the Company’s independent registered public accounting firm for services of any kind be directed to the Company’s Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services and other related services rendered by the Company’s independent registered public accounting firm FORVIS LLP (“FORVIS”) (formerly Dixon Hughes Goodman LLP) for the years ended December 31, 2022 and December 31, 2021.  Finally, the table also presents certain audit-related convenience fees associated with credit card payments.  The Audit Committee approved 100% of the services described in the following table.

	2022	2021

Audit fees (1)	$581,274	$553,570

Audit-related fees	--	--

Tax fees	--	--

All other fees	--	--

Total Fees	$581,274	$553,570

(1)
Audit fees consisted of fees for the audit of the Company’s consolidated financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company, and administrative and other expenses.

There were no other fees paid to Dixon Hughes Goodman or FORVIS except as outlined in the above table.

EXECUTIVE COMPENSATION

In 2022, the Compensation Committee once again used information obtained from its prior engagement of a compensation consultant, as well as from other sources, to evaluate the compensation practice of the Company with respect to its Named Executive Officers, benchmark that compensation against similar companies, and offer recommendations as to how the Compensation Committee could align incentive compensation with the Company’s long-term strategy.  The consultant regularly partners with compensation committees and management teams to help guide their approach to setting executive pay, and maintains policies and procedures to avoid conflicts of interest.  The consultant performs no other work for the Company and does not trade in the Company’s common stock.  There are no business or personal relationships among the consultant and the Named Executive Officers or members of the Compensation Committee.  As a result of the compensation review process, the Board adopted certain benchmarks with regard to Company performance in 2022 and beyond that the Board believes will best align Executive Compensation with the investment thesis and long-term plan that the Company has articulated to its stockholders.

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to the Company and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer (“PEO”) and our two most highly compensated officers other than the PEO.

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Kyle J. Loudermilk	2022	$446,250	$-	$1,370,403	$-	$23,510	$1,840,163
Chief Executive Officer	2021	$425,000	$-	$504,482	$106,250	$16,278	$1,052,010

Emmett A. Pepe	2022	$315,000	$-	$586,477	$-	$11,147	$ 912,624
Chief Financial Officer	2021	$300,000	$-	$218,437	$75,000	$10,541	$ 603,978

Bahram Meyssami, Ph.D.	2022	$265,200	$-	$58,498	$-	$13,982	$ 337,680
Chief Technology Officer	2021	$255,000	$-	$108,095	$20,000	$12,854	$ 395,949

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU awards, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2023.

(2)
Reflects amounts earned under an executive bonus plan approved by the Compensation Committee of the Board of Directors.  For 2022 and 2021, each of Mr. Loudermilk and Mr. Pepe were eligible to receive a cash bonus with a potential value up to 100% of the their salary in the event of over-achievement of financial targets, while Dr. Meyssami was eligible to receive a cash bonus with a potential value up to 80% of his salary in the event of over-achievement of these financial targets.  Upon the recommendation of the Compensation Committee, the Board of Directors determined that the Company had met some of the targets established for the 2021 executive bonus plan and therefore authorized payment of a portion of each executive’s eligible non-equity incentive plan bonus amount.The Compensation Committee determined that no executive bonus or other non-equity incentive compensation was payable for 2022.

Outstanding Equity Awards at December 31, 2022

The following tables set forth certain information with respect to unexercised options and unvested restricted share unit (“RSU”) awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2022.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at 12/31/2022				Equity Incentive Plan Awards
Name	Exercisable	Un-exercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of RSUs that have not vested		Market value of RSUs that have not vested (1)
Kyle J. Loudermilk	-	-	$ -		981,178	(2)	$706,448

Emmett A. Pepe	-	-	$ -		380,239	(3)	$273,772

Bahram Meyssami	-	-	$ -		85,827	(4)	$61,795

(1)	Market value is based on the closing market price of the Common Stock on the last trading day of the year, December 30, 2022, of $0.72.
(2)	These stock awards vest as follows:
(a)
up to 132,576 performance-vesting RSUs (“PRSUs”) vest based on the Company’s total revenue earned during fiscal year 2022, with 79,546 vesting upon achievement of the minimum target of $94.7 million in total revenue for 2022, up to another 26,515 PRSUs vesting upon achievement of total revenue between $94.7 million and $96.54 million for 2022, and up to another 26,515 PRSUs vesting upon achievement of total revenue between $96.54 million and $100 million for 2022 (pro-rated in each of the last two cases for 2022 revenue amounts between $94.7 million and $96.54 million and between $96.54 million and $100 million, respectively);

(b)
up to 132,576 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2022, with 79,546 vesting upon achievement of the minimum target of $6.5 million in Adjusted EBITDA for 2022, up to another 26,515 PRSUs vesting upon achievement of Adjusted EBITDA between $6.5 million and $7.5 million for 2022, and up to another 26,515 PRSUs vesting upon achievement of Adjusted EBITDA between $7.5 million and $8.5 million for 2022 (pro-rated in each of the last two cases for 2022 Adjusted EBITDA amounts between $6.5 million and $7.5 million and between $7.5 million and $8.5 million, respectively);

(c)
up to 450,000 PRSUs vest based upon satisfaction of two performance conditions, including (i) achievement, at any time after grant and prior to expiration, of a volume-weighted average price (“VWAP”) of the Company’s Common Stock measured over a consecutive 20-day trading period of at least $1.94 per share, and (ii) a continuous service condition measured at each quarter-end between March 31, 2023, and December 31, 2025, with 37,500 PRSUs eligible to vest at each quarter-end (of which 25,000 PRSUs are to be settled in shares of Common Stock and 12,500 PRSUs are to be settled by a cash payment of the value of 12,500 shares of Common Stock using the closing price on that vesting date);

(d)
up to 88,384 time-vesting RSUs (“TRSUs”) will vest on a quarterly basis, with 22,096 TRSUs vesting if Mr. Loudermilk remains employed by the Company on each of March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023; and

(e)
up to 177,642 TRSUs will vest on a quarterly basis, with 22,204 TRSUs vesting if Mr. Loudermilk remains employed by the Company on each of March 31, 2023, June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024, June 30, 2024, and September 30, 2024, and 22,214 TRSUs vesting if Mr. Loudermilk remains employed by the Company on December 31, 2024.

(3)	These stock awards vest as follows:
(a)
up to 53,031 PRSUs vest based on the Company’s total revenue earned during fiscal year 2022, with 31,819 vesting upon achievement of the minimum target of $94.7 million in total revenue for 2022, up to another 10,606 PRSUs vesting upon achievement of total revenue between $94.7 million and $96.54 million for 2022, and up to another 10,606 PRSUs vesting upon achievement of total revenue between $96.54 million and $100 million for 2022 (pro-rated in each of the last two cases for 2022 revenue amounts between $94.7 million and $96.54 million and between $96.54 million and $100 million, respectively);

(b)
up to 53,030 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2022, with 31,819 vesting upon achievement of the minimum target of $6.5 million in Adjusted EBITDA for 2022, up to another 10,606 PRSUs vesting upon achievement of Adjusted EBITDA between $6.5 million and $7.5 million for 2022, and up to another 10,605 PRSUs vesting upon achievement of Adjusted EBITDA between $7.5 million and $8.5 million for 2022 (pro-rated in each of the last two cases for 2022 Adjusted EBITDA amounts between $6.5 million and $7.5 million and between $7.5 million and $8.5 million, respectively);

(c)
up to 150,000 PRSUs vest based upon satisfaction of two performance conditions, including (i) achievement, at any time after grant and prior to expiration, of a VWAP of the Company’s Common Stock measured over a consecutive 20-day trading period of at least $1.94 per share, and (ii) a continuous service condition measured at each quarter-end between March 31, 2023, and December 31, 2025, with 12,500 PRSUs eligible to vest at each quarter-end;

(d)
up to 35,357 TRSUs will vest on a quarterly basis, with 8,838 TRSUs vesting if Mr. Pepe remains employed by the Company on each of March 31, 2023, June 30, 2023, and September 30, 2023, and 8,843 TRSUs vesting if Mr. Pepe remains employed by the Company on December 31, 2023; and

(e)
up to 88,821 TRSUs will vest on a quarterly basis, with 11,102 TRSUs vesting if Mr. Pepe remains employed by the Company on each of March 31, 2023, June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024, June 30, 2024, and September 30, 2024, and 11,107 TRSUs vesting if Mr. Pepe remains employed by the Company on December 31, 2024.

(4)	These stock awards vest as follows:
(a)
up to 24,148 PRSUs vest based on the Company’s total revenue earned during fiscal year 2022, with 14,489 vesting upon achievement of the minimum target of $94.7 million in total revenue for 2022, up to another 4,830 PRSUs vesting upon achievement of total revenue between $94.7 million and $96.54 million for 2022, and up to another 4,829 PRSUs vesting upon achievement of total revenue between $96.54 million and $100 million for 2022 (pro-rated in each of the last two cases for 2022 revenue amounts between $94.7 million and $96.54 million and between $96.54 million and $100 million, respectively);

(b)
up to 24,148 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2022, with 14,489 vesting upon achievement of the minimum target of $6.5 million in Adjusted EBITDA for 2022, up to another 4,830 PRSUs vesting upon achievement of Adjusted EBITDA between $6.5 million and $7.5 million for 2022, and up to another 4,829 PRSUs vesting upon achievement of Adjusted EBITDA between $7.5 million and $8.5 million for 2022 (pro-rated in each of the last two cases for 2022 Adjusted EBITDA amounts between $6.5 million and $7.5 million and between $7.5 million and $8.5 million, respectively);

(c)
up to 16,102 TRSUs will vest on a quarterly basis, with 4,024 TRSUs vesting if Dr. Meyssami remains employed by the Company on each of March 31, 2023, June 30, 2023, and September 30, 2023, and 4,030 TRSUs vesting if Dr. Meyssami remains employed by the Company on December 31, 2023; and

(d)
up to 21,429 TRSUs will vest on a quarterly basis, with 2,678 TRSUs vesting if Dr. Meyssami remains employed by the Company on each of March 31, 2023, June 30, 2023, September 30, 2023, December 31, 2023, March 31, 2024, June 30, 2024, and September 30, 2024, and 2,683 TRSUs vesting if Dr. Meyssami remains employed by the Company on December 31, 2024.

Employment Agreements – All of the Named Executive Officers have entered into employment agreements.  The terms of all of such agreements are summarized below.

Loudermilk Employment Agreement – Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015, as amended July 1, 2016, June 12, 2017, and January 11, 2019 (the “Loudermilk Employment Agreement”), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Loudermilk or the Company decides not to extend the term.  Under the Loudermilk Employment Agreement, Mr. Loudermilk is entitled to a base salary of at least $350,000, which may be increased (but not decreased) by the Compensation Committee.  For the year ended December 31, 2019, the Compensation Committee increased Mr. Loudermilk’s base salary to $425,000, and this base salary did not change in 2020 or 2021.  For the year ended December 31, 2022, the Compensation Committee increased Mr. Loudermilk’s base salary to $446,250.  In addition, Mr. Loudermilk is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2021, Mr. Loudermilk was eligible to earn a bonus of up to $425,000; based on the Company’s financial performance, incentive compensation of $106,250 was paid to Mr. Loudermilk for 2021.  In 2022, Mr. Loudermilk was eligible to earn a bonus of up to $446,250; based on the Company’s financial performance, however, the Compensation Committee determined that no executive bonus or other non-equity incentive compensation was payable to Mr. Loudermilk for 2022. Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.

Benefits include a 401(k) savings plan, which is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code (a) on a before-tax basis for traditional 401(k) participants, and (b) on a post-tax basis for Roth 401(k) participants.  The Company matches 50% of contributions up to 6% of eligible compensation to all 401(k) plan participants other than certain field professionals working for the Company’s Workforce Solutions Division, subject to IRS compensation limits.

The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk’s death, disability, or for “Cause”, the Company will pay him through the date of termination.  Termination for “Cause” includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days’ notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company’s business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Loudermilk Employment Agreement.

If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for “Good Reason”, the Company will pay Mr. Loudermilk 12 months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk’s unvested restricted stock units are forfeited upon termination of his employment, except that some of the RSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.  Mr. Loudermilk may terminate the Loudermilk Employment Agreement for “Good Reason” if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus opportunity are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Company materially breaches the Loudermilk Employment Agreement.

The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change of Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other than Cause (defined above), in each case within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, some of Mr. Loudermilk’s PRSUs may vest based on whether the specified performance conditions are satisfied at that time.

A “Change of Control” occurs if either of the following events occur:  (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve:  (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one-year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Pepe Employment Agreement – Mr. Pepe entered into an employment agreement with the Company, dated July 1, 2016, as amended June 12, 2017, and January 11, 2019 (the “Pepe Employment Agreement”), which provides that he will serve as the Chief Financial Officer of the Company for a term that ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Pepe or the Company decides not to extend the term.  Under the Pepe Employment Agreement, Mr. Pepe is entitled to a base salary of at least $250,000, which may be increased (but not decreased) by the Board of Directors.  For the year ended December 31, 2019, the Compensation Committee increased Mr. Pepe’s base salary to $300,000, and this base salary did not change in 2020 or 2021.  For the year ended December 31, 2022, the Compensation Committee increased Mr. Pepe’s base salary to $315,000.  In addition, Mr. Pepe is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2021, Mr. Pepe was eligible to earn a bonus of up to $300,000; based on the Company’s financial performance, incentive compensation of $75,000 was paid to Mr. Pepe for 2021.  In 2022, Mr. Pepe was eligible to earn a bonus of up to $315,000; based on the Company’s financial performance, however, the Compensation Committee determined that no executive bonus or other non-equity incentive compensation was payable to Mr. Pepe for 2022. Mr. Pepe is entitled to participate in all employee benefits available to senior executives or employees of the Company.

The Pepe Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Pepe Employment Agreement terminates due to Mr. Pepe’s death, disability, or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Pepe Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Pepe terminates the Pepe Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Pepe twelve months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Pepe’s unvested restricted stock units are forfeited upon his termination of employment, except that some of the RSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Pepe Employment Agreement provides Mr. Pepe with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other than Cause (defined above), in each case within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Pepe will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, some of Mr. Pepe’s PRSUs may vest based on whether the specified performance conditions are satisfied at that time.

Mr. Pepe agreed during the term of the Pepe Employment Agreement, and for a one-year period following termination of the Pepe Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Meyssami Employment Agreement – Dr. Meyssami originally entered into an employment agreement with the Company, dated December 1, 2015.  This employment agreement was then amended and restated as of January 1, 2019 (the “Meyssami Employment Agreement”).  The Meyssami Employment Agreement provides that he will serve as the Chief Technology Officer of the Company for a term ending on December 31, 2019.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2019, unless either Dr. Meyssami or the Company decides not to extend the term.  Under the Meyssami Employment Agreement, Dr. Meyssami is entitled to a base salary of $255,000, which will be reviewed annually by the Board of Directors.  This amount was paid to Dr. Meyssami during 2021.  In 2022, Dr. Meyssami’s base compensation was increased to $265,200.  In addition, Dr. Meyssami is eligible for a bonus of up to 80% of his base salary, subject to the achievement of certain performance goals. In 2021, Dr. Meyssami was eligible to earn a bonus of up to $204,000; based on the Company’s financial performance, incentive compensation of $20,000 was paid to Dr. Meyssami for 2021.  In 2022, Dr. Meyssami was eligible to earn a bonus of up to $212,160; based on the Company’s financial performance, however, the Compensation Committee determined that no executive bonus or other non-equity incentive compensation was payable to Dr. Meyssami for 2022.  Dr. Meyssami is entitled to participate in all employee benefits available to senior executives or employees of the Company, as described above with respect to Mr. Loudermilk.  Each fiscal year Dr. Meyssami will have the potential to earn 25% of his Base Salary in RSUs and will also be eligible to receive additional grants of performance vesting RSUs that, if granted, will vest based upon metrics determined by the Compensation Committee and approved by the Board of Directors.

The Meyssami Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Meyssami Employment Agreement terminates due to Dr. Meyssami’s death, disability or for “Cause” (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Meyssami Employment Agreement for any reason other than death, disability or Cause, or if Dr. Meyssami terminates the Meyssami Employment Agreement for “Good Reason” (as defined above for Mr. Loudermilk), the Company will pay Dr. Meyssami 12 months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for six months.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Dr. Meyssami’s unvested restricted stock units are forfeited upon his termination of employment, except that some of the RSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Meyssami Employment Agreement provides Dr. Meyssami with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Dr. Meyssami will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, some of Dr. Meyssami’s PRSUs may vest based on whether the specified performance conditions are satisfied at that time.

Dr. Meyssami agreed during the term of the Meyssami Employment Agreement, and for a one year period following termination of the Meyssami Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

PAY VERSUS PERFORMANCE

The Company is a smaller reporting company, and its most recent fiscal year ended December 31, 2022.  Therefore, pursuant to the new SEC “pay versus performance” (“PVP”) disclosure requirements set forth in Item 402 of Regulation S-K, the following table and disclosure present the Company’s most recent two years of PVP information.

Pay Versus Performance Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(1)(3) ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)	Net Income ($)(000)
2022	1,840,163	1,167,644	625,152	450,492	54.55	(15,343)
2021	1,052,010	1,053,583	499,963	500,421	129.55	10,607

1.	In both 2022 and 2021, Kyle J. Loudermilk was the Company's Chief Executive Officer, and the Company's remaining NEOs consisted of Emmett A. Pepe and Bahram Meyssami.

2.	The following table sets forth the adjustments made during each year represented in the PVP Table to arrive at compensation "actually paid" to our PEO during each of the years in question:

Adjustments to Determine Compensation “Actually Paid” for PEO	2022	2021
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(1,370,403)	$(504,482)
Increase for fair value of awards granted during year that remain unvested as of year end	$451,902	$302,273
Increase for fair value of awards granted during year that vested during year	$245,982	$203,782
Total Adjustments	$(672,519)	$1,573

3.	The following table sets forth the adjustments made during each year represented in the PVP Table to arrive at compensation "actually paid" to our non-PEO NEOs during each of the years in question:

Adjustments to Determine Compensation “Actually Paid” for non-PEO NEOs	2022	2021
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$(322,488)	$(163,266)
Increase for fair value of awards granted during year that remain unvested as of year end	$93,690	$87,985
Increase for fair value of awards granted during year that vested during year	$54,137	$75,738
Total Adjustments	$(174,660)	$458

Performance Graphs

% Change in Compensation, TSR, Net Income
200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
-150.0%
-200.0%
-250.0%
200.7%
26.3%
22.4%
29.5%
22.8%
-10.0%
-57.9%
-244.6%
12/31/2020
12/31/2021
12/31/2022
PEO Comp Actually Paid
Non-PEO Comp Actually Paid
TSR
Net Income

Pay Versus Performance Relationship

The Board and its Compensation Committee apply their experience and business judgment to (a) align Executive Compensation with the Company’s strategic goals and investment thesis, (b) use Executive Compensation as a retention tool for its executive team, (c) reward the achievement of performance objectives, and (d) compare Executive Compensation against peer group benchmarks in order to ensure that it remains within appropriate ranges based on Company size and financial performance.

The Board and Compensation Committee structure Executive Compensation to balance cash and equity-based compensation and to use both base and incentive compensation plans. For fiscal years during which performance objectives are not satisfied, such as 2022, non-equity incentive compensation is not paid and performance-vesting equity incentive compensation does not vest. Equity-based compensation preserves cash and fosters executive team alignment with stockholder interests.  In this regard, the Board and Compensation Committee have pursued a practice of granting a mixture of time-vesting and performance-vesting RSU grants, using TRSUs as a retention tool and PRSUs as a means of incentivizing achievement of financial goals in the future.  The large adjustments in 2022 between the Summary Compensation Table total compensation (columns (b) and (d) of the PVP Table) and “Compensation Actually Paid” (columns (c) and (e) of the PVP Table) reflect the fact that the Board and Compensation Committee elected to make substantial PRSU grants in 2022 with relatively long vesting periods, as a consequence of which a higher proportion of the implied compensation value of the awards shifts to later years.  In contrast, the smaller adjustments between these compensation values during 2021 reflect the fact that the equity-based compensation in that year was primarily granted to replace vesting or expiring awards from prior years, primarily for retention rather than incentive purposes.  Continuing to balance these equity-based award types in future years would be consistent with the Board and Compensation Committee’s approach.

Many factors affect Company financial performance, some of which – for example, the global COVID pandemic and macroscopic industry and economic trends – are beyond the ability of the executive team to influence.  There frequently is a lag or mismatch between the Company’s financial performance in a particular year and the amount or type of Executive Compensation paid during that year.  As noted above, the equity-based incentive compensation granted during 2022 features a vesting period several years into the future, a fact that aligns with shareholder interests where – as here – the PRSU performance targets used are centered on Company share price improvement.  The Company’s GAAP Net Income results for 2021 and 2022 (as noted in column (g) of the PVP Table) both include significant one-time events that are excluded from non-GAAP figures such as Adjusted EBITDA.  In 2021, the Company’s Net Income was artificially high due to forgiveness of the Company’s PPP loan, while in 2022, the Company wrote down the value of certain impaired assets, which caused Net Income to be artificially low.

In addition, the Company’s Common Stock is relatively thinly traded.  Average daily trading volume during 2022 was 48,976 shares, while in 2021, the average daily volume was 167,887 shares.  Thus, large fluctuations in share prices often occur within a single trading day or over a sustained period.  With thinner trading volumes in 2022 and increased selling pressures arising from the use of Company stock for repayment of indebtedness and large stockholder position size decreases, the Company’s share price as of December 31, 2022, was down substantially from the prior year-end, which resulted in a negative total shareholder return (TSR) calculation in 2022 measured over the two-year period.  To at least some degree, the Company considers this adverse TSR result to be independent of the performance of the Company executive team, although as noted above, outstanding PRSUs granted during 2022 will not vest – and thus, that portion of 2022 Executive Compensation will have no value – unless and until the Company’s stock price achieves sustained improvement.

COMPENSATION OF DIRECTORS

As more fully described below, during 2022, the Company (a) paid cash compensation and (b) granted time-vesting restricted stock units (TRSUs) to directors who were classified as “independent directors” based upon the SEC and Nasdaq criteria for director independence.  The Board establishes its compensation plan for non-employee directors based upon input from the Board’s independent compensation consultant, and adjusts this plan periodically to ensure that the plan is reasonably well aligned with the Company’s peers.  Each Board compensation plan generally covers the time period beginning July 1 and ending June 30 of the following year.

1. Board Compensation During the First and Second Quarters of 2022:  For the Board service year beginning July 1, 2021, and ending June 30, 2022, the objective of the Board compensation plan was to provide compensation to independent directors with approximate total value ranging between $97,500 and $117,500, as follows:

(a)
TRSUs Granted:  the Board granted to each independent director a number of TRSUs from the Long-Term Incentive Plan determined by dividing $60,000 by the closing price per share of the Common Stock on the last trading day prior to the grant, vesting at the earlier of 12 months after the date of grant or the Company’s subsequent annual meeting.  For the 2021-2022 Board service year, each independent director received 31,250 TRSUs.

(b)
Cash Compensation:  each non-employee director was paid a base quarterly amount of cash compensation equal to $7,500 ($30,000 annualized), plus (i) additional quarterly cash compensation of $625 ($2,500 annualized) for each Board committee on which the independent director serves, plus (ii) additional quarterly cash compensation of $5,000 ($20,000 annualized) for the Chairman of the Board of Directors, plus (iii) additional quarterly cash compensation of 2,500 ($10,000 annualized) for the Chair of the Audit Committee, plus (iv) additional quarterly cash compensation of $1,250 ($5,000 annualized) for the Chairs of each of the Compensation Committee and Nominating and Governance Committee.

2. Board Compensation During the Third and Fourth Quarters of 2022:  For the Board service year beginning July 1, 2022, and ending June 30, 2023, the objective of the Board compensation plan was to provide compensation to independent directors with an approximate total value ranging between $115,000 and $149,250, as follows:

(a)
TRSUs Granted:  the Board granted to each independent director a number of TRSUs from the Long-Term Incentive Plan determined by dividing $65,000 by the closing price per share of the Common Stock on the last trading day prior to the grant, vesting at the earlier of 12 months after the date of grant or the Company’s subsequent annual meeting.  For the 2022-2023 Board service year, each independent director received 46,560 TRSUs.

(b)
Cash Compensation:  each non-employee director was paid a base quarterly amount of cash compensation equal to $12,500 ($50,000 annualized), plus (i) additional quarterly cash compensation of $6,250 ($25,000 annualized) for the Chairman of the Board of Directors, plus (ii) additional quarterly cash compensation of $4,250 ($17,000 annualized) for the Chair of the Audit Committee, plus (iii) additional quarterly cash compensation of $3,000 ($12,000 annualized) for the Chair of the Compensation Committee, plus (iv) additional quarterly cash compensation of $2,312.50 ($9,250 annualized) for the Chair of the Nominating and Governance Committee.

The table below summarizes the compensation paid by the Company to independent directors during 2022:

	Fees Earned	Stock
	or Paid in Cash	Awards(1)	Total
William S. Corey, Jr.	$57,250	$65,000	$122,250	(2)
Thomas J. Dougherty	$43,750	$88,795	$132,545	(3)
Kathryn O’Connor Gardner	$73,375	$65,000	$138,375	(4)
Suresh Sundaram, Ph.D.	$52,250	$65,000	$117,250	(5)

(1)
The amounts in this column reflect the aggregate grant date fair value of TRSUs, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of the stock award values are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 17, 2023.

(2)
Mr. Corey was awarded 46,560 TRSUs in June 2022 having an aggregate grant date fair value of $65,000.  In addition, 31,250 TRSUs that were granted to Mr. Corey in 2021 vested during 2022, resulting in the issuance to Mr. Corey of 31,250 shares of Common Stock valued at the date of vesting at $1.27 per share (these shares are not included in the “Stock Awards” column for Mr. Corey because the underlying TRSUs were granted during 2021).  At fiscal year-end, Mr. Corey had no stock options and 46,560 TRSUs outstanding.

(3)
Mr. Dougherty joined the Board of Directors on February 28, 2022, and in March 2022 was awarded 13,597 TRSUs as partial compensation for the portion of the 2021-2022 Board service year that remained between February 28, 2022, and June 30, 2022, having an aggregate grant date fair value of $23,795.  Mr. Dougherty was awarded 46,560 TRSUs in June 2022 having an aggregate grant date fair value of $65,000 as partial compensation for the Board service year 2022-2023.  The 13,597 TRSUs that were granted to Mr. Dougherty in March 2022 vested in June 2022, resulting in the issuance to Mr. Dougherty of 13,597 shares of Common Stock valued at the date of vesting at $1.27 per share (these shares are included in the “Stock Awards” column for Mr. Dougherty because the underlying TRSUs were granted during 2022).  At fiscal year-end, Mr. Dougherty had no stock options and 46,560 TRSUs outstanding.

(4)
Ms. Gardner was awarded 46,560 TRSUs in June 2022 having an aggregate grant date fair value of $65,000.  In addition, 31,250 TRSUs that were granted to Ms. Gardner in 2021 vested during 2022, resulting in the issuance to Ms. Gardner of 31,250 shares of Common Stock valued at the date of vesting at $1.27 per share (these shares are not included in the “Stock Awards” column for Ms. Gardner because the underlying TRSUs were granted during 2021).  At fiscal year-end, Ms. Gardner had no stock options and 46,560 TRSUs outstanding.

(5)
Dr. Sundaram was awarded 46,560 TRSUs in June 2022 having an aggregate grant date fair value of $65,000.  In addition, 31,250 TRSUs that were granted to Dr. Sundaram in 2021 vested during 2022, resulting in the issuance to Dr. Sundaram of 31,250 shares of Common Stock valued at the date of vesting at $1.27 per share (these shares are not included in the “Stock Awards” column for Dr. Sundaram because the underlying TRSUs were granted during 2021).  At fiscal year-end, Dr. Sundaram had no stock options and 46,560 TRSUs outstanding.

Through its Compensation Committee, the Board intends to continue assessing the manner in which it compensates its non-employee directors and to consider and implement further modifications to its compensation policies as necessary to continue to attract high-quality individuals to serve on the Board and to align its compensation of non-employee directors with best practices observed by similar companies.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposals 1(a) and 1(b):  Election of Class I Directors

With respect to Proposals 1(a) and 1(b), the Board has nominated William S. Corey, Jr., and Thomas J. Dougherty for re-election to the Board of Directors as Class I directors, to serve until the 2026 annual meeting of stockholders and until their successors are elected and qualified.  Currently there are five directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  Abstentions and broker non-votes will not be counted for purposes of Proposal 1(a) and 1(b).

The terms of the Company’s Class I directors – Mr. Corey and Mr. Dougherty – will expire at the 2023 Annual Meeting.  Mr. Corey and Mr. Dougherty have been properly nominated for re-election at the 2023 Annual Meeting.  If elected, Mr. Corey and Mr. Dougherty will hold office until the 2026 Annual Meeting and until their successors are duly elected and qualified.  Biographical information, including professional background and business-related experience, for the three nominees and each of the incumbent directors is contained in the section captioned “Information About Directors and Executive Officers.”

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of both nominees.  The nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board has no reason to believe that either of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RE-ELECTION OF WILLIAM S. COREY, JR. AND THOMAS J. DOUGHERTY

Proposal 1(c):  Election of Class III Director

With respect to Proposal 1(c), the Board has nominated Kathryn O’Connor Gardner for re-election to the Board of Directors as a Class III director, to serve until the 2025 annual meeting of stockholders and until her successor is elected and qualified.  Currently there are five directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  Abstentions and broker non-votes will not be counted for purposes of Proposal 1(c).

At the 2022 Annual Meeting, as previously disclosed in the Company’s Form 8-K filed June 17, 2022, Kyle J. Loudermilk was elected as a Class III director and Kathryn O’Connor Gardner failed to achieve the required vote to be elected as a director.  Ms. Gardner tendered her resignation to the Board as required by the Bylaws, but the Board rejected Ms. Gardner’s resignation for the reasons described in the Company’s Form 8-K filed June 17, 2022.  As a result, Ms. Gardner continues to serve as a “holdover” Class III director.  If elected, Ms. Gardner will hold office until the 2025 Annual Meeting and until her successor is duly elected and qualified.  Biographical information, including professional background and business-related experience, for the nominee and each of the incumbent directors is contained in the section captioned “Information About Directors and Executive Officers.”

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of Ms. Gardner.  The nominee has consented to being named in this Proxy Statement and to serve if elected.  The Board has no reason to believe that the nominee will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR KATHRYN O’CONNOR GARDNER

Proposal 2:  Non-Binding Resolution to Approve Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the chance to approve, in a non-binding vote, the Company’s executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of stockholders at the 2017 Annual Meeting that the Company hold a “say on pay” vote every year.

Our executive compensation programs are designed to support the Company’s long-term success.  The Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, retain, and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
•	provide incentives for executive officers for superior performance; and
•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

We urge stockholders to read the “Executive Compensation” disclosure set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in that disclosure are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following non-binding resolution at the Annual Meeting:

RESOLVED, that the stockholders of GSE Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including as set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed the firm of FORVIS LLP (“FORVIS”) as the independent registered public accounting firm of the Company for fiscal year 2023.  Representatives of FORVIS are expected to attend the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  For a description of the Audit Committee’s pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned “Audit Committee Pre-Approval of Audit and Non-Audit Services.”

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  The stockholders’ ratification of the appointment of FORVIS will not impact the Audit Committee’s responsibility pursuant to its charter to appoint, replace, and discharge the independent registered public accounting firm.  If the stockholders do not ratify the appointment of FORVIS, the Audit Committee may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF FORVIS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

Proposal 4:  Approval of an Amendment to the Company’s Charter to Effect a Reverse Stock Split of the Company’s Outstanding Common Stock

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our certificate of incorporation, to effect a reverse stock split of the issued and outstanding shares of the common stock of the Company, par value $0.01 per share (the “Company Common Stock”), at a ratio of between five-for-one and ten-for-one, with such ratio to be determined at the discretion of our Board or a duly authorized committee thereof (the “Reverse Stock Split”).  The form of proposed amendment to our certificate of incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement.  The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the certificate of incorporation.  If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the certificate of incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by the ratio to be determined by the Board, but will not increase the par value of the common stock and will not change the number of authorized shares of the common stock.  If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving this Proposal 4 and the Reverse Stock Split, stockholders will approve the amendment to our certificate of incorporation pursuant to which any whole number of outstanding shares, between and including five and ten, would be combined into one share of common stock and authorize our Board to file a certificate of amendment to give effect to such combination, as determined by our Board in the manner described herein.  Notwithstanding approval by our stockholders, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the certificate of incorporation.

Nasdaq Listing Compliance

Our common stock is listed on The Nasdaq Capital Market under the symbol “GVP.”  To maintain a listing on The Nasdaq Capital Market, we must satisfy various listing maintenance standards established by the Nasdaq.  If we are unable to meet The Nasdaq Capital Market requirements, our common stock will be subject to delisting.  Among other things, we are required to comply with the continued listing requirements of The Nasdaq Capital Market, including that the common stock maintain a minimum bid price of $1.00 on The Nasdaq Capital Market, or the Nasdaq Minimum Bid Requirement.  We do not currently satisfy this Nasdaq Minimum Bid Requirement.  Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split in the range of between five-for-one and ten-for-one, inclusive, at the ratio determined by our Board (or a duly authorized committee thereof) to be most likely sufficient to allow us to meet and maintain the $1.00 minimum bid price requirement.

Reasons for the Reverse Stock Split

On November 4, 2022, Nasdaq notified us (the “Initial Notice”) that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq Minimum Bid Requirement.  We were provided 180 calendar days by Nasdaq to regain compliance with this requirement.  To regain compliance, the closing bid price of the common stock had to be at least $1.00 per share for a minimum of ten consecutive business days.  We did not regain compliance by April 17, 2023.  On April 19, 2023, we requested a further extension for an additional 180 days or until October 30, 2023.  We anticipate receiving an extension from Nasdaq on May 4, 2023 because (i) we have indicated that, to the extent necessary, we intend to cure the deficiency by effecting the Reverse Stock Split and (ii) we believe that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement.  However, if it appears to Nasdaq staff that we will not be able to cure the deficiency, or if we do not meet the other listing standards, Nasdaq could provide notice that the common stock will be subject to delisting.  In the event we receive notice that the common stock is being delisted, we would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

Our Board has considered the potential harm to us of a delisting of the common stock, including the fact that an Event of Default pursuant to the Company’s Senior Convertible Promissory Note due February 23, 2024, dated February 23, 2022, in favor of Lind Global Fund II LP (the “Lind Note”) would be triggered by a delisting of the common stock, and has determined that, if the common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Minimum Bid Requirement.  Our Board also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares.

We also believe that maintaining listing on The Nasdaq Capital Market will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc.  Such alternative markets are generally considered to be less efficient than, and not as broad as The Nasdaq Capital Market.  Among other factors, trading on The Nasdaq Capital Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005).  Further, a Nasdaq listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake.  We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on The Nasdaq Capital Market as compared with the OTC markets.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock.  The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares.  After the Reverse Stock Split, each share of the common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.  The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.  We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split would reduce the number of shares of common stock available for issuance (including the number of shares available for issuance as incentive stock options) under our Long-Term Incentive Plan in proportion to the reverse split ratio of the Reverse Stock Split.

Similarly, under the terms of the Long-Term Incentive Plan and the agreements governing the Company’s outstanding stock options, the Reverse Stock Split will effect a reduction in the number of shares of the Company’s common stock issuable upon the vesting of such stock options in proportion to the reverse split ratio of the Reverse Stock Split.  In connection with the Reverse Stock Split, the number of shares of the Company’s common stock issuable upon the vesting of outstanding stock options will be rounded down to the nearest whole share, and no cash payment will be made in respect of such rounding.

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own:

•	1,000 shares of Company Common Stock in the event of a ten-for-one split
•	1,111 shares of Company Common Stock in the event of a nine-for-one split
•	1,250 shares of Company Common Stock in the event of an eight-for-one split
•	1,428 shares of Company Common Stock in the event of an eight-for-one split
•	1,666 shares of Company Common Stock in the event of a six-for-one split
•	2,000 shares of Company Common Stock in the event of a five-for-one split

In the case of a nine-for-one split, a seven-for-one split or a six-for-one split, fractional shares would be redeemed for cash as described above.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock.  As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  The per share net income or loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding.  In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split.  Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on The Nasdaq Capital Market on the effective date of the certificate of amendment to the certificate of incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest.  Holders of as many as 1,189 shares (if we were to implement a 10-for-1 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split.  The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split.  As of the Record Date, there were approximately 2,414 holders of record of the common stock, of which 301 were a holder of fewer than 10 shares of common stock.  As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 10-for-1 were selected, we estimate that cashing out fractional stockholders would potentially reduce that number of stockholders of record from 2,414 to 2,113.

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 4, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

•
Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price.  The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied.  The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC.  Accordingly, the total market capitalization of the common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of the common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

•
Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of The Nasdaq Capital Market.

•
A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis.  These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the certificate of amendment effecting the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split.  While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), Proposal 4 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of the Company.

Effective Date

If our stockholders approve the Reverse Stock Split, and our Board or a duly authorized committee thereof decides to effect it, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and our stockholders and we file the amendment to our certificate of incorporation.  Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split.  Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Exchange of Stock Certificates

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form.  Our transfer agent will act as the “exchange agent” for purposes of implementing the exchange of stock certificates.  Stockholders holding pre-split shares that are certificated will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent.  Until so surrendered, certificates evidencing a number of pre-split shares will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by such certificate were combined pursuant to the Reverse Stock Split.  No new certificates will be issued to a stockholder until such stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto.  This summary is based on the provisions of the U.S. federal income tax law (including the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, and judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement).  Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.  We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below.  This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment).  Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local or foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code.  This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock.  In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock that are not U.S. Holders (as defined below), holders of common stock that have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock that are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.  EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes.  A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split.  A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged.  Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split.  U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.  A U.S. Holder that receives cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by The Company, and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share interests.  Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year.  Long-term capital gains of individuals are generally subject to tax at reduced rates.  There are limitations on the deductibility of capital losses under the Code.  A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split.  To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the Internal Revenue Service.  Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS.  IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER.  ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the certificate of incorporation to effect the Reverse Stock Split.  We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders on the Record Date of a majority of the voting power of the outstanding shares of our common stock is required for approval of the proposed amendment to our certificate of incorporation to effect a Reverse Stock Split set forth in this Proposal 4.  Because Proposal 4 is not considered “routine” for these purposes, there will not be any broker non-votes for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S CHARTER TO EFFECT THE REVERSE STOCK SPLIT.

Proposal 5:  Approval of the Issuance of Company Common Stock in an Amount Exceeding 20% of Outstanding Shares to Lind Global Fund II, L.P.

The Board proposes that the stockholders of the Company approve the issuance of Company Common Stock to Lind Global Fund II LP in an amount that may exceed twenty percent (20%) of the number of shares issued and outstanding as of the time of such issuance.

Lind Securities Offering and Repayment

On February 23, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lind Global Fund II LP, a Delaware limited partnership (“Lind Global”), pursuant to which we issued to Lind Global a secured, two-year, interest free convertible promissory note in the principal amount of $5,750,000 (the “Note”) and a common stock purchase warrant (the “Warrant” and, together with the Purchase Agreement and the Note, the “Lind Securities”) to acquire 1,283,732 shares of our common stock, for a purchase price of $5,000,000.  The proceeds from the sale of the Note and Warrant are for repayment of indebtedness, general working capital purposes, and other corporate purposes.

Commencing 180 days after the issuance of the Note, the Company was required to pay the outstanding principal amount of the Note in eighteen (18) consecutive monthly payments of $319,444.  At the Company’s option, the monthly payment can be made in cash, shares of Company Common Stock (the “Repayment Shares”) at a price based on 90% of the average five (5) lowest consecutive daily VWAPs during the twenty (20) days prior to the payment date, or a combination of cash and Repayment Shares, subject to the terms of the Note.  The Repayment Shares must either be eligible for immediate resale under Rule 144 or be registered.  The number of Repayment Shares is limited to 4,144,544 shares of GSE’s common stock unless GSE obtains stockholder approval to issue additional Repayment Shares.  Subject to certain restrictions, the Note is convertible into Company Common Stock at $1.94 per share, subject to customary adjustments. The Warrant entitles Lind Global to purchase up to 1,283,732 shares of our common stock until February 23, 2027, at an exercise price of $1.94 per share, subject to customary adjustments described therein.

Upon the occurrence of an event of default as described in the Note, the Note will become immediately due and payable, subject to any cure periods described in the Note.  Events of default include, but are not limited to, a failure to timely make payment on the Note in either cash or Repayment Shares, a payment default on any other indebtedness in excess of $250,000; the shares no longer publicly being traded or cease to be listed on a trading market; if after six months, the shares are not available for immediate resale under Rule 144; and the Company’s market capitalization is below $12,500,000 for ten (10) consecutive days.  Upon an event of default, subject to any applicable cure period, the holder of the Note can, among other things, accelerate payment of the Note and demand full payment and demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the at the lower of the then current conversion price and 80% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to delivery of the conversion notice.

We filed a registration statement (the “Registration Statement”) with the Securities and Exchange Commission no later than May 22, 2022, covering the resale of all of the shares of Company Common Stock issuable to Lind under the Lind Securities.

Why We are Seeking Stockholder Approval

Commencing 180 days after the issuance of the Note, the Company began repayment of the outstanding principal amount of the Note.  The Company has elected to make payment to Lind Global as follows:

Payment Date	Form of Payment
August 2022	$319,444 Cash
September 2022	343,733 shares of Company Common Stock
October 2022	431,681 shares of Company Common Stock
November 2022	$200,000 Cash and 213,674 shares of Company Common Stock
December 2022	$319,444 Cash
January 2023	535,979 shares of Company Common Stock
February 2023	$319,444 Cash
March 2023	456,348 shares of Company Common Stock
April 2023	563,393 shares of Company Common Stock

As a result of our listing on The Nasdaq Capital Market, issuances of shares of Company Common Stock are subject to the Nasdaq Marketplace Rules, including the Nasdaq Rule 5635(d) (the “Nasdaq 20% Rule”).  Pursuant to the Nasdaq 20% Rule, stockholder approval is required prior to the issuance of shares in a transaction, other than a public offering (as interpreted under the Nasdaq 20% Rule), involving the sale, issuance, or potential issuance by the Company of Company Common Stock, that equals 20% or more of the Company Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of:  (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Company Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.  The issuance of Repayment Shares to Lind pursuant to the Lind Securities is not a public offering under the Nasdaq 20% Rule and does not otherwise satisfy the minimum price requirements of that rule.  Accordingly, the Company may not issue more than 4,144,544 shares of Company Common Stock to Lind without shareholder approval and, in order to comply with the Nasdaq 20% Rule and to satisfy conditions under the Lind Securities, we are seeking stockholder approval to permit issuance of more than 20% of our common stock to Lind pursuant to the Lind Securities.

Effect of Failure to Obtain Stockholder Approval

If the stockholders do not approve Proposal 5, we will be unable to issue more than 4,144,544 shares of Company Common Stock to Lind pursuant to the Lind Securities and would be required to repay the amounts outstanding under the Lind Note in cash.  At present, we do not believe that we have or will have sufficient cash to repay the Note through its maturity date.  Consequently, if Repayment Shares are not available and we are not able to refinance the Note, we may default on the Note.

Upon the occurrence of an event of default as described in the Note, the Note will become immediately due and payable, subject to any cure periods described in the Note.  Events of default include, but are not limited to, a failure to timely make payment on the Note in either cash or Repayment Shares, a payment default on any other indebtedness in excess of $250,000; the shares no longer publicly being traded or cease to be listed on a trading market; if after six months, the shares are not available for immediate resale under Rule 144; and the Company’s market capitalization is below $12,500,000 for ten (10) consecutive days.  Upon an event of default, subject to any applicable cure period, the holder of the Note can, among other things, accelerate payment of the Note and demand full payment and demand that all or a portion of the outstanding principal amount be converted into shares of common stock at the at the lower of the then current conversion price and 80% of the average of the three (3) lowest daily VWAPs during the twenty (20) days prior to delivery of the conversion notice.

Effect of Stockholder Approval; Dilution

Upon obtaining the stockholder approval requested in this Proposal 5, we would no longer be bound by the Nasdaq 20% Rule restriction on issuances of Company Common Stock to Lind under the Lind Securities.  If this Proposal 5 is approved by our stockholders, we would be able to issue more Company Common Stock to Lind under the Lind Securities.  The maximum number of shares of common stock that we may issue would fluctuate from time to time based on the price of Company Common Stock and the remaining amount due under the Lind Note.  Based on the closing sale price of Company Common Stock as reported on Nasdaq on April 27, 2023, if we choose to repay the remaining balance of the Lind Note with Repayment Shares at this price, we could issue up to 4,563,499 shares of Company Common Stock.

The additional shares that we could issue to Lind will result in greater dilution to existing stockholders and may result in a decline in our stock price or greater price volatility.  Each addition share of common stock that would be issuable to Lind would have the same rights and privileges as each share of our currently authorized common stock.

The approval of Proposal 5 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.  Broker non-votes will not be taken into account in determining the outcome of the proposal, and abstentions will be counted as votes against the proposal.  The Board recommends that stockholders vote FOR the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Lind Securities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF ISSUANCE OF COMPANY COMMON STOCK IN AN AMOUNT EXCEEDING 20% OF OUTSTANDING SHARES TO LIND GLOBAL FUND II, L.P.

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein.  If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.  In addition, if (i) the person named as the nominee to serve as a director is unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Exchange Act, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items.  If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors
Daniel W. Pugh
General Counsel and Secretary
Columbia, Maryland

Exhibit A
GSE SYSTEMS, INC.

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
GSE SYSTEMS, INC.

GSE Systems, Inc., a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:  The Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following at the end of Article IV thereof:

“Section 4.5 Reclassification. Upon this Certificate of Amendment of Restated Certificate of Incorporation of the Corporation (as the Restated Certificate of Incorporation of the Corporation may from time to time hereafter be amended or restated, this “Restated Certificate”) becoming effective pursuant to the GCL (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time shall be reclassified and combined into a smaller number of shares of Common Stock such that each five (5) to ten (10) shares of Common Stock shall, at the Effective Time, be automatically reclassified and combined into one share of Common Stock, with the exact ratio within the foregoing range to be determined by the Board of Directors (or a committee thereof) and publicly announced by the Corporation prior to the Effective Time (the “Reclassification”).  The par value of the Common Stock immediately following the Effective Time shall remain at $0.01 par value per share.  Immediately following the Effective Time, any certificates representing the shares of Common Stock shall represent the number of whole shares of Common Stock into which such shares shall have been reclassified pursuant to the Reclassification.  No fractional shares of Common Stock shall be issued as a result of the Reclassification. In lieu of any fractional shares to which a stockholder would otherwise be entitled as a result of the Reclassification, the Corporation shall pay to such stockholder cash equal to such fraction multiplied by the fair value of a share of the applicable series of Common Stock as determined in good faith by the Board of Directors (or a committee thereof) in accordance with the GCL.
SECOND:  The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this ____ day of ______, 2023.

GSE SYSTEMS, INC.

By: ________________________
Name:
Title:

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V15553-P93773 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GSE SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following nominees for Class I directors:

1. Election of Directors	For	Withhold
1a. William S. Corey, Jr.	☐	☐
1b. Thomas J. Dougherty	☐	☐

The Board of Directors recommends you vote FOR the following nominee for Class III director:

	For	Withhold
1c. Kathryn O'Connor Gardner	☐	☐

The Board of Directors recommends you vote FOR proposals 2-5.	For	Against	Abstain
2. A Non-binding Resolution to Approve the Company's Named Executive Officer Compensation.	☐	☐	☐
3. Ratification of Appointment of Independent Registered Public Accounting Firm.	☐	☐	☐
4. Approval of a reverse split of the Company's issued and outstanding Common Stock.	☐	☐	☐
5. Approval of the issuance of Company Common Stock in an amount exceeding 20% of outstanding shares to Lind Global Fund II, LP.	☐	☐	☐

NOTE: In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V15554-P93773

GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on June 12, 2023
This proxy is solicited on behalf of the Board of Directors of GSE Systems, Inc.

The undersigned hereby constitutes and appoints Kyle Loudermilk and/or Emmett Pepe, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, MD 21046 at 11:00 a.m., local time, on June 12, 2023, and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side